NEWS RELEASE

Quest Diagnostics Completes Acquisition of LifeLabs, Enhancing Access to Diagnostic Innovation

2024-08-26

SECAUCUS, N.J. and TORONTO, Aug. 26, 2024 /PRNewswire/ -- Quest Diagnostics (NYSE: DGX), a leading provider of diagnostic information services, today announced the completion of its **acquisition** of LifeLabs from OMERS. The transaction, valued at approximately CAN $1.35 billion (approximately USD $1 billion), including net debt, has received all necessary approvals and is now closed.

"This acquisition brings together two industry leaders committed to enhancing access to diagnostic innovation for patients in North America," said Jim Davis, Chairman, CEO, and President of Quest Diagnostics. "The combination of LifeLabs' strong business and deep community presence with Quest's specialized lab services and expertise creates a powerful opportunity to generate growth while improving care and outcomes for Canada's expanding and aging population."

Quest provides a comprehensive offering of tests requiring specialized skills, science, and technology in clinical areas such as cardiometabolic health, infectious diseases, Alzheimer's disease, oncology and genomics.

"Joining forces with Quest Diagnostics marks a pivotal moment for LifeLabs. Quest's extensive diagnostic capabilities and forward-thinking strategy will help the LifeLabs team enhance access to services and ultimately improve healthcare for Canadians," said Charles Brown, President and CEO of LifeLabs.

LifeLabs and its more than 6,500 employees will continue to operate under the LifeLabs brand and with the same management team and headquarters. Quest will provide LifeLabs with new expertise, innovations and resources to strengthen the services provided by LifeLabs. In addition to fostering greater access to specialized tests, the two companies will work together to improve online appointment scheduling and speed patient service centre processing. Quest will also support LifeLabs' data security enhancements while ensuring Canadian patients' health

data remains in Canada.

"OMERS is proud to have supported and fostered LifeLabs' growth into the prominent Canadian healthcare institution it is today," said Michael Hill, Executive Vice President and Global Head of OMERS Infrastructure. "This transaction represents a significant achievement for OMERS and its members. We extend our best wishes to Quest and LifeLabs as they embark on their shared journey towards future success and innovation supporting patient care."

Transaction Details

Quest has acquired 100% of the equity of LifeLabs. The transaction meets all of Quest's criteria on growth, profitability and returns. Quest expects the transaction to generate approximately CAN $970 million (approximately USD $710 million) in annual revenues. The company expects the transaction to be slightly dilutive to GAAP earnings per share (EPS), due primarily to amortization of intangibles and other items, but $0.10-$0.15 accretive to adjusted EPS, in the first 12 months after closing. The company will provide updated financial guidance for the full year 2024 on its third quarter 2024 earnings call in October 2024. Additional terms were not disclosed.

Advisors

McCarthy Tétrault LLP served as legal advisor to Quest Diagnostics. Blake, Cassels & Graydon LLP served as legal advisor to OMERS. Evercore and CIBC Capital Markets served as financial advisors to OMERS.

About LifeLabs

LifeLabs is Canada's leading provider of laboratory diagnostic information and digital health connectivity systems, enabling patients and healthcare practitioners to diagnose, treat, monitor and prevent disease. We are a committed innovator in supporting Canadians to live healthier lives, operating Canada's first commercial genetics lab, and the country's largest online patient portal, with more than 8 million Canadians receiving their results online. LifeLabs has been named one of Canada's Best Employers (2021, 2022 and 2023) and Best Employers for Diversity (2022 and 2023) by Forbes and recognized for having an award-winning Mental Health Program from Benefits Canada. Learn more at **lifelabs.com**.

About OMERS

OMERS is a jointly sponsored, defined benefit pension plan, with 1,000 participating employers ranging from large cities to local agencies, and over 600,000 active, deferred and retired members. Our members include union and non-union employees of municipalities, school boards, local boards, transit systems, electrical utilities, emergency services and children's aid societies across Ontario. OMERS teams work in Toronto, London, New York, Amsterdam, Luxembourg, Singapore, Sydney and other major cities across North America and Europe – serving members and employers, and originating and managing a diversified portfolio of high-quality investments in bonds, public and private credit, public and private equities, infrastructure and real estate.

About Quest Diagnostics

Quest Diagnostics works across the healthcare ecosystem to create a healthier world, one life at a time. We provide diagnostic insights from the results of our laboratory testing to empower people, physicians and organizations to take action to improve health outcomes. Our nearly 50,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives and create a healthier world. **www.QuestDiagnostics.com**.

Note on Non-GAAP Financial Measures

In this press release, we (Quest Diagnostics or the Company) present financial information with respect to our projected adjusted EPS following the expected acquisition of LifeLabs. Projected adjusted EPS is a non-GAAP financial measure, with projected diluted EPS as its most comparable GAAP financial measure. In calculating projected adjusted EPS we exclude special items such as restructuring and integration charges, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, gains and losses associated with changes in the carrying value of our strategic investments, and other items from projected diluted EPS. Projected adjusted EPS should not be considered as an alternative to projected diluted EPS. Management is presenting projected adjusted EPS because it believes it is useful to investors and analysts to evaluate the impact of the expected acquisition of LifeLabs. The Company believes that a quantitative reconciliation of projected adjusted EPS to projected diluted EPS cannot be presented at this time without unreasonable efforts due to the unpredictability and uncertainty of the amounts and timing of events affecting the items we exclude from projected diluted EPS, including acquisition-related transaction and integration costs, the purchase price allocation which is performed based on facts and circumstances as of the acquisition closing date, and the accounting treatment and valuation of intangible assets that are expected to be acquired. Material changes to any one of the items could result in a significant adjustment from projected diluted EPS.

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management's current projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, risks and uncertainties related to Quest's proposed acquisition of LifeLabs, including adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in Quest's most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and in any of its

subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the "Business," "Risk Factors," "Cautionary Factors that May Affect Future Results" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of those reports.

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SOURCE Quest Diagnostics